Exhibit 99.1

5 New Southern Hospitality Fast Casuals in the Next 12 Months

COLORADO SPRINGS, COLORADO, February 10, 2015 (GLOBENEWSWIRE) – Bourbon Brothers Holding Corporation (BBHC) (OTCQB: RIBS) announced today a formal agreement to license the Southern Hospitality (SH) brand for new fast casual units. The Company plans to open up to five new fast casual units in the Denver and Colorado Springs markets over the next 18 months under the agreement.

Southern Hospitality is a full-service, barbeque concept in New York City’s Hell’s Kitchen neighborhood at the corner of 45th and 9th Avenue. The concept was co-created by Eytan Sugerman, Justin Timberlake, Trace Ayala and Nelson Braff in an effort to bring authentic southern barbeque to Manhattan.

BBHC is going to introduce the first fast casual, SH-branded restaurant later this year in a premier retail region, a densely populated and heavily trafficked area of the Denver Metro. BBHC and SH have been collaborating in the development of this concept and feel that they have successfully developed a platform that will bring authentic smoked barbeque to the masses in a way that is convenient, affordable, and high quality.

Southern Hospitality Co-Creator and Managing Partner Nelson Braff said, “We are very excited about the continued expansion of the Southern Hospitality brand, particularly in the area of fast casual.”

Plans currently call for an assembly line function, which enables customers to fully customize their meals, while also allowing them to watch meals be carved and prepared in front of their eyes. The Company has retained Roth Sheppard Architecture to complete the design and architecture of the initial unit. Roth Sheppard is an experienced full-service architecture firm that is well known for having completed the architecture and design of Tokyo Joe’s and ModMarket, two extremely successful, multistate fast casual concepts originating in the Denver market.

“Fast casual has been the fastest growing segment of the restaurant industry for five consecutive years, and outpaced traditional QSR and casual dining five to one during 2013, yet we feel that we are one of the first movers in the barbeque fast casual space. This concept is in line with the tremendous resurgence of barbeque, leaving us with an opportunity to gain immediate market share,” said Mitchell Roth, President of BBHC.

BBHC currently owns Bourbon Brothers Southern Kitchen in northern Colorado Springs, as well as a full-service franchise of Southern Hospitality, located in Lower Downtown Denver on 17th Street between Blake and Market, only blocks from Coors Field and Union Station. BBHC will also be opening two new full-service Southern Hospitality restaurants this year, with the first opening in Lone Tree, Colorado and the second opening in downtown Colorado Springs.

More information on the Company is available at www.BourbonBrothers.com.

Forward-Looking Statements
The information in this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the company’s business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms or other comparable terminology. Actual events or results may differ materially. The company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

CONTACT:
IR Contact: Rita Karpel
Email: rita@bourbonbrothers.com
Phone: (719) 322-8796

PR Contact: Brandy Fugate
Email: brandy@bourbonbrothers.com
 Phone: (719) 265-5821